Exhibit 10.1

EXECUTION VERSION

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of October 26, 2017, is entered into by and among EXTREME NETWORKS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities party hereto (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK (“SVB”), in its capacity as both the Issuing Lender and the Swingline Lender, and SVB, as administrative agent and collateral agent for the Secured Parties (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Amended and Restated Credit Agreement (defined below) and used herein shall have the respective meanings given to such terms in the Amended and Restated Credit Agreement (as amended by this Agreement).

RECITALS

A. The Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of October 28, 2016 (as amended, supplemented, restructured or otherwise modified prior to the date hereof (including as amended pursuant to (a) that certain First Amendment to Amended and Restated Credit Agreement dated as of March 2, 2017, and (b) that certain Second Amendment to Amended and Restated Credit Agreement dated as of July 14, 2017), the “Amended and Restated Credit Agreement”).

B. The Borrower has requested that the Administrative Agent and the Required Lenders agree to (i) amend the Amended and Restated Credit Agreement in the manner described in Section 2 hereof, and (ii) evidence their acknowledgement of and agreement with the matters described in Section 3 hereof.

C. The Administrative Agent and the Required Lenders have agreed to so amend the Amended and Restated Credit Agreement, and to so provide such acknowledgements and agreements, in each case, upon the terms and conditions set forth herein.

ACCORDINGLY, subject to the satisfaction of the conditions to effectiveness described in Section 4 of this Agreement, the parties hereto hereby agree as follows:

AGREEMENT

SECTION 1 Definitions. For purposes of this Agreement, the following terms shall have the following definitions:

“Specified Dispositions”: collectively, all Dispositions undertaken by the Borrower and its Subsidiaries, at any time during the fiscal year of the Borrower ending June 30, 2018, in reliance on Section 7.5(l) of the Amended and Restated Credit Agreement.

“Third Amendment Guarantor Acknowledgment and Consent”: that certain Guarantor Acknowledgment and Consent, in substantially the form appearing as Exhibit A hereto.

“Third Amendment Loan Documents”: collectively, this Agreement, the Third Amendment Guarantor Acknowledgement and Consent attached hereto as Exhibit A, and any other Loan Documents executed and/or delivered in connection with this Agreement.

SECTION 2 Amendment of the Amended and Restated Credit Agreement. With effect from and after the Effective Date (defined below), the Amended and Restated Credit Agreement shall be amended as follows:

(a) The definition of “Blue Angel Asset Purchase Agreement” appearing in Section 1.1 of the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as follows:

“Blue Angel Asset Purchase Agreement”: that certain Asset Purchase Agreement, dated as of October 3, 2017, between the Borrower and the Blue Angel Seller.

(b) The definition of “Blue Angel Seller” appearing in Section 1.1 of the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as follows:

“Blue Angel Seller”: Brocade Communications Systems, Inc., in its capacity as the third-party seller of the Blue Angel Acquired Assets that is party to the Blue Angel Asset Purchase Agreement.

(c) The following definition of “Third Amendment” shall be added to Section 1.1 of the Amended and Restated Credit Agreement in the appropriate alphabetical order:

“Third Amendment”: that certain Third Amendment to Amended and Restated Credit Agreement, dated as of October 26, 2017, between the Borrower, the Lenders party thereto and the Administrative Agent.

(d) The following definition of “Third Amendment Date” shall be added to Section 1.1 of the Amended and Restated Credit Agreement in the appropriate alphabetical order:

“Third Amendment Date” means the date on which the Third Amendment becomes effective in accordance with its terms.

(e) Section 2.1(d)(viii)(E) of the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as follows:

(E) the form of the Blue Angel Asset Purchase Agreement shall not have changed in any material respect or in any manner that is materially adverse to the Administrative Agent or the Lenders since the most recent draft of the Blue Angel Asset Purchase Agreement that was provided to the Administrative Agent prior to the Third Amendment Date (and any increase in the “purchase price” (however designated) defined in the Blue Angel Asset Purchase Agreement shall be deemed to be a change to the Blue Angel Asset Purchase Agreement that is materially adverse to the Administrative Agent and the Lenders), and no condition to the consummation of the Blue Angel Asset Acquisition has been waived by the Borrower, in each case, except as approved in writing by the Administrative Agent.

(f) Section 7.5(l) of the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as follows:

(l) Dispositions of other property having an aggregate fair market value not to exceed (i) solely in respect of all such Dispositions undertaken by the Borrower and its Subsidiaries at any time during the fiscal year of the Borrower ending June 30, 2018, $10,000,000 in the aggregate; provided that, at the time of any such Disposition made in reliance on this clause (i), no Event of Default shall have occurred and be continuing or would result from any such Disposition, and (ii) in respect of all such Dispositions undertaken by the Borrower and its Subsidiaries at any time during any fiscal year of the Borrower commencing on or after July 1, 2018, $5,000,000 in the aggregate; provided that, at the time of any such Disposition made in reliance on this clause (ii), no Event of Default shall have occurred and be continuing or would result from any such Disposition;

(g) Section 7.19 of the Amended and Restated Credit Agreement shall be amended and restated to read in its entirety as follows:

7.19 Amendments to 2013 Enterasys Stock Acquisition Documentation, Asset Acquisition Documents, Arrowhead Asset Acquisition Documents and Blue Angel Asset Acquisition Documents; Certification of Certain Equity Interests. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower pursuant to any of the 2013 Enterasys Stock Acquisition Documentation, any of the Asset Acquisition Documents, any of the Arrowhead Asset Acquisition Documents and/or any of the Blue Angel Asset Acquisition Documents such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto; (b) otherwise amend, supplement or otherwise modify the terms and conditions of any of the 2013 Enterasys Stock Acquisition Documentation, the Asset Acquisition Documents, the Arrowhead Asset Acquisition Documents and/or the Blue Angel Asset Acquisition Documents, or any such other documents except for any such amendment, supplement or modification that (i) becomes effective after (A) with respect to the Asset Acquisition Documents, the Amendment and Restatement Date, (B) with respect to the Arrowhead Asset Acquisition Documents, the Second Amendment Date, and (C) with respect to the Blue Angel Asset Acquisition Documents, the Blue Angel Asset Acquisition Consummation Date, and (ii) could not reasonably be expected to have a Material Adverse Effect; (c) fail to enforce, in a commercially reasonable manner, the Loan Parties’ rights (including rights to indemnification) under any of the 2013 Enterasys Stock Acquisition Documentation, the Asset Acquisition Documents, the Arrowhead Asset Acquisition Documents and/or the Blue Angel Asset Acquisition Documents; or (d) take any action to certificate any Equity Interests having been pledged to the Administrative Agent (for the ratable benefit of the Secured Parties) which were uncertificated at the time so pledged, in any such case, without first obtaining the Administrative Agent’s prior written consent to do so and undertaking to the reasonable satisfaction of the Administrative Agent all such actions as may reasonably be requested by the Administrative Agent to continue the perfection of its Liens (held for the ratable benefit of the Secured Parties) in any such newly certificated Equity Interests.

(h) Section 10.2(a) of the Amended and Restated Credit Agreement shall be amended by replacing the address for the Borrower specified therein with the following:

Extreme Networks, Inc.

6480 Via Del Oro

San Jose, CA 95119

SECTION 3 Blue Angel Asset Acquisition; Specified Dispositions.

(a) Blue Angel Asset Acquisition. Notwithstanding anything to the contrary set forth in the Loan Documents (including, without limitation, any of Section 2.1(d), Section 6.15 and Section 7.8 of the Amended and Restated Credit Agreement), each Lender that has executed this Agreement acknowledges and agrees that the Blue Angel Asset Acquisition Consummation Date may occur prior to the date on which any Blue Angel Term Loans are made pursuant to Section 2.1(d) of the Amended and Restated Credit Agreement; provided that, (i) for the avoidance of doubt, in the event that the Borrower elects to request any Blue Angel Term Loans at any time during the Blue Angel Term Loan Availability Period but after the Blue Angel Asset Acquisition Consummation Date, the obligations of the Lenders to make any such Blue Angel Term Loans shall be subject to the prior satisfaction of all conditions precedent to the making of any Blue Angel Term Loans that are set forth in Section 2.1(d) of the Amended and Restated Credit Agreement (the provisions of which Section 2.1(d) shall be deemed conformed, as necessary, in a manner reasonably acceptable to the Administrative Agent in contemplation of and to accommodate the occurrence of the Blue Angel Asset Acquisition Consummation Date prior to any subsequent date on which any Blue Angel Term Loans are made pursuant to such Section 2.1(d)), and (ii) in the event that the Borrower elects to consummate the Blue Angel Asset Acquisition prior to the date on which any Blue Angel Term Loans are made pursuant to Section 2.1(d) of the Amended and Restated Credit Agreement, the Borrower shall have complied, with respect to the Blue Angel Asset Acquisition and as a condition precedent to the consummation of the Blue Angel Asset Acquisition prior to the date on which any Blue Angel Term Loans are made pursuant to Section 2.1(d) of the Amended and Restated Credit Agreement, with all requirements set forth in Sections 2.1(d)(xii) and 7.8(o) of the Amended and Restated Credit Agreement (relating to Permitted Acquisitions).

(b) Specified Dispositions. In furtherance of the amendment to Section 7.5(l) of the Amended and Restated Credit Agreement set forth in Section 2(f) hereof, each Lender that has executed this agreement acknowledges and agrees that the Borrower shall be deemed not to have breached Section 7.5(l) of the Amended and Restated Credit Agreement at any time between July 1, 2017 and the date of this Agreement; provided that the foregoing acknowledgement and agreement is subject to the condition subsequent that the aggregate amount of the Specified Dispositions does not exceed $10,000,000.

SECTION 4 Conditions Precedent to Effectiveness. The effectiveness of Sections 2 and 3 of this Agreement shall be subject to the prior satisfaction of each of the following conditions precedent (the first date on which all such conditions shall be satisfied or waived, the “Effective Date”):

(a) Executed Agreement. The Administrative Agent shall have received from the Borrower and each of the Required Lenders a duly executed original (or, if elected by the Administrative Agent, an executed facsimile or PDF followed promptly by an executed original) counterpart of this Agreement.

(b) Third Amendment Guarantor Acknowledgement and Consent. The Administrative Agent shall have received from each Guarantor party thereto a duly executed original (or, if elected by the Administrative Agent, an executed facsimile or PDF followed promptly by an executed original) signature page to the Third Amendment Guarantor Acknowledgment and Consent attached hereto as Exhibit A.

(c) Costs and Expenses. The Borrower shall have paid all costs and expenses of the Administrative Agent then due in accordance with Section 6(d) hereof and Section 10.5 of the Amended and Restated Credit Agreement, to the extent such costs and expenses have been invoiced to the Borrower prior to the Effective Date.

(d) Responsible Officers Certificates.

(i) The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, dated as of the Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, either (A) attaching copies of all consents, licenses and approvals (other than any applicable board resolutions or written consents of the Loan Parties) required in connection with the execution, delivery and performance by the Borrower and the validity against the Borrower of the Third Amendment Loan Documents to which it is party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(ii) The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, dated as of the Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying that (A) as of the Effective Date, after giving effect to the effectiveness of this Agreement (including, without limitation, Section 3(b) hereof), each of the representations and warranties made by each Loan Party in or pursuant to any Loan Document (x) that is qualified by materiality is true and correct, and (y) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty was true and correct in all respects or all material respects, as required, as of such earlier date, (B) there has been no event or circumstance since June 30, 2016, that has had or that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (C) no Default or Event of Default has occurred and is continuing on the Effective Date.

(e) No Material Adverse Effect. There shall not have occurred since June 30, 2016 any event or condition that has had or that could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(f) Representations and Warranties; No Default. On the Effective Date, after giving effect to this Agreement (including, without limitation, Section 3(b) hereof), (i) the representations and warranties contained in Section 6 of this Agreement shall be true and correct and (ii) no Default or Event of Default shall have occurred and be continuing.

(g) Patriot Act. The Administrative Agent shall have received, prior to the Effective Date, all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the “Patriot Act”.

(h) No Litigation. No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of any Loan Party in existence as of the Effective Date, threatened in writing, that could reasonably be expected to have a Material Adverse Effect.

For purposes of determining compliance with the conditions specified in this Section 4, each Lender that has executed this Agreement (whether or not on the Effective Date or pursuant to an Addendum and an Assignment and Assumption) shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Effective Date specifying such Lender’s objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent to that effect on or prior to the Effective Date.

SECTION 5 Post-Closing Conditions. The Borrower shall (i) cause each Loan Party in existence as of the Effective Date to deliver to the Administrative Agent by no later than the date occurring 20 Business Days after the Effective Date (or such later date as the Administrative Agent shall agree in writing), the originally-executed signature pages of such Persons to any of the agreements, opinions and other documents referenced in Section 4 hereof (including any such signature pages to this Agreement and each of the other Loan Documents) in respect of which the Administrative Agent, as an accommodation to such Loan Parties, has agreed to accept copies of such Persons’ signature pages for purposes of the closing of this Agreement and certain of the other Loan Documents on the Effective Date, and (ii) use commercially reasonable efforts to cause any other Persons party to any agreements or other documents referenced in Section 4 hereof to deliver to the Administrative Agent by no later than the date occurring 30 days after the Effective Date (or such later date as the Administrative Agent shall agree in writing) the originally-executed signature pages of such Persons to any of the agreements, notice acknowledgments and other documents referenced in Section 4 hereof (excluding any approvals or consents of any Governmental Authority) in respect of which the Administrative Agent, as an accommodation to such Loan Parties, has agreed to accept copies of such Persons’ signature pages for purposes of the closing of this Agreement and certain of the other Loan Documents on the Effective Date.

SECTION 6 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each of the Required Lenders that:

(a) no Default or Event of Default (other than, for the avoidance of doubt, any such Default or Event of Default that may have arisen solely as a result of any Specified Dispositions having been made by the Borrower and its Subsidiaries prior to the date of this Agreement) exists immediately before, and that no Default or Event of Default exists immediately after, giving effect to the amendments contemplated by Section 2 hereof and the acknowledgements and agreements contemplated by Section 3 hereof;

(b) the execution, delivery and performance by the Borrower of this Agreement have been duly authorized by all necessary corporate action on the part of the Borrower and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable;

(c) this Agreement and the other Loan Documents constitute the legal, valid and binding obligations of each Loan Party party hereto or thereto, and are enforceable against each such Loan Party in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and principles of good faith and fair dealing (whether enforcement is sought by proceedings in equity or at law); and

(d) each of the representations and warranties made by each Loan Party in or pursuant to any Loan Document to which such Loan Party is party (after giving effect to the amendments to the Amended and Restated Credit Agreement contemplated by Section 2 of this Agreement and the acknowledgements and agreements contemplated by Section 3 of this Agreement) (i) that is qualified by materiality is true and correct, and (ii) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of the date hereof, as if made on and as of such date, except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

SECTION 7 Miscellaneous.

(a) Amended and Restated Credit Agreement Otherwise Not Affected. Except as expressly contemplated hereby, the Amended and Restated Credit Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. The Administrative Agent’s and the Required Lenders’ execution and delivery of, or acceptance of, this Agreement shall not be deemed to create a course of dealing or otherwise to create any express or implied duty by the Administrative Agent or any Lender to provide any other or further amendments under the same or similar circumstances in the future.

(b) No Reliance. The Borrower hereby acknowledges and confirms to the Administrative Agent and the Required Lenders that it is executing this Agreement on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(c) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to the benefit of their respective successors and assigns permitted by the terms of the Loan Documents. No third party beneficiaries are intended in connection with this Agreement.

(d) Costs and Expenses. The Borrower hereby agrees to pay to the Administrative Agent on demand the reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, and the reasonable and documented out-of-pocket fees and disbursements of counsel to the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and any other documents to be delivered herewith.

(e) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA. This Agreement is subject to the provisions of Section 10.14 of the Amended and Restated Credit Agreement relating to submission to jurisdiction, jury trial waiver and judicial reference, which provisions are by this reference incorporated herein, mutatis mutandis, as if set forth herein in full.

(f) Complete Agreement; Amendments. This Agreement, together with the Amended and Restated Credit Agreement and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Agreement supersedes all prior drafts and communications with respect hereto and may not be amended except in accordance with the provisions of Section 10.1 of the Amended and Restated Credit Agreement.

(g) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

(h) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by PDF, facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

(i) Interpretation. This Agreement is the result of negotiations between and has been reviewed by respective counsel to the Borrower and the Guarantors and is the product of all parties hereto. Accordingly, this Agreement shall not be construed against any party merely because of its involvement in the preparation hereof.

(j) Loan Document. This Agreement shall constitute a Loan Document.

(Remainder of page intentionally left blank; signature page follows)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

EXTREME NETWORKS, INC.,
as the Borrower

By:	/s/ Katy Motiey
Name: Katy Motiey
Title: Executive Vice President, Chief Administrative Officer – HR, General Counsel and Corporate Secretary

Signature Page to Third Amendment to Amended and Restated Credit Agreement

SILICON VALLEY BANK,
as the Administrative Agent, a Lender, the Swingline Lender and the Issuing Lender

By:	/s/ Stephen Chang
Name: Stephen Chang
Title: Vice President

Signature Page to Third Amendment to Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Will Horstman
Name: Will Horstman
Title: Authorized Officer

Signature Page to Third Amendment to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Thomas R. Sullivan
Name: Thomas R. Sullivan
Title: Senior Vice President

Signature Page to Third Amendment to Amended and Restated Credit Agreement

BMO HARRIS BANK, N.A.,
as a Lender

By:	/s/ Michael Kus
Name: Michael Kus
Title: Managing Director

Signature Page to Third Amendment to Amended and Restated Credit Agreement

UMPQUA BANK,
as a Lender

By:	/s/ Michael McCutchin
Name: Michael McCutchin
Title: Senior Vice President

Signature Page to Third Amendment to Amended and Restated Credit Agreement

CADENCE BANK, N.A.,
as a Lender

By:	/s/ Henry Farley
Name: Henry Farley
Title: AVP

Signature Page to Third Amendment to Amended and Restated Credit Agreement

COMERICA BANK,
as a Lender

By:	/s/ Elizabeth McDonald
Name: Elizabeth McDonald
Title: Vice President

Signature Page to Third Amendment to Amended and Restated Credit Agreement

MUFG UNION BANK, N.A.,
as a Lender

By:	/s/ Ronald J. Drobny
Name: Ronald J. Drobny
Title: Director

Signature Page to Third Amendment to Amended and Restated Credit Agreement